SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]


Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Sec.240.14a-11(c) or Sec 240.14a-12


                           Nantucket Industries, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                           Nantucket Industries, Inc.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(2), or Item 22(a)(2)
    of Schedule 14A.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

(2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined:

--------------------------------------------------------------------------------

(4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

--------------------------------------------------------------------------------

(2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

(3) Filing Party:

--------------------------------------------------------------------------------

(4) Date Filed:

--------------------------------------------------------------------------------

                           NANTUCKET INDUSTRIES, INC.
                  FORMAL NOTICE OF SPECIAL MEETING IN LIEU OF
                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD AUGUST 2, 1995

    We are pleased to notify you that the Special Meeting in Lieu of Annual Meeting of Stockholders of Nantucket Industries, Inc., a Delaware corporation, will be held in the Board of Governors Room, American Stock Exchange, Inc., 86 Trinity Place, New York, New York, on August 2, 1995, commencing at 12:00 noon on that day, and thereafter as it may be from time to time adjourned.

    At the meeting, stockholders will consider and take action upon the following proposals:

        1. To set the number of directors constituting the Board of Directors at eight and to elect those directors who have been nominated for terms expiring in 1998.

        2. To ratify the appointment of Grant Thornton LLP, independent certified public accountants, to audit the consolidated financial statements of the Company and its subsidiaries for fiscal 1996.

        3. To transact such other business as may properly be brought before the meeting and any adjournment or adjournments thereof.

    The Board of Directors has fixed the close of business on June 23, 1995 as the record date for the determination of the stockholders entitled to receive notice of, and to vote at, the meeting. A form of proxy and a return envelope which requires no postage are enclosed. We urge you to exercise your privilege as a stockholder of Nantucket Industries, Inc. by voting upon the business to come before the meeting either by signing and returning the enclosed form of proxy or by casting your vote in person at the meeting.

                                          By Order of the Board of Directors
                                          RONALD S. HOFFMAN
                                          Secretary

105 Madison Avenue
New York, New York 10016
July 7, 1995

                           NANTUCKET INDUSTRIES, INC.
                               105 MADISON AVENUE
                            NEW YORK, NEW YORK 10016

                                PROXY STATEMENT

    The form of proxy enclosed with this statement is solicited by the Board of Directors of Nantucket Industries, Inc., a Delaware corporation (the "Company"), for use at the Special Meeting in Lieu of Annual Meeting of Stockholders of the Company (the "Special Meeting") to be held in the Board of Governors Room, American Stock Exchange Inc., 86 Trinity Place, New York, New York commencing at 12:00 noon on August 2, 1995, and at any adjournments thereof. Stockholders of record at the close of business on June 23, 1995, are entitled to notice of, and to vote at, the meeting. At the close of business on June 23, 1995, there were outstanding 2,981,296 shares of Common Stock, par value $.10 ("Common Stock"), each share being entitled to one vote. This proxy statement and the accompanying notice and proxy are being mailed to the Company's stockholders on or about July 7, 1995.

    Each of the persons named as proxies in the enclosed form of proxy was selected by the Board of Directors and is a director of the Company. The proxy, if signed and returned, may, nevertheless, be revoked by the stockholder at any time before it is exercised and will not in any way affect the stockholder's right to attend the meeting and vote in person. Any revocation shall be effected by filing with the Secretary of the Company at the Company's address set forth above a written revocation or a duly executed proxy bearing a later date, neither of which need be notarized. If the enclosed form of proxy is properly executed and returned in time to be voted at the meeting, the proxies named therein will vote the shares represented by the proxy in accordance with the instructions marked thereon. Unmarked proxies will be voted for the election as directors of the nominees of management and in favor of the ratification of the appointment of Grant Thornton as auditor. This solicitation of proxies is made by the Board of Directors and all expenses of this solicitation will be paid by the Company.

                            I. ELECTION OF DIRECTORS

    Under the Company's by-laws, the number of directors is to be fixed at not fewer than three nor more than twelve. Pursuant to a vote of the Board of Directors, the size of the Board has been set at eight directors, of which two are to be elected at the meeting. Each of the persons named as proxies in the enclosed form of proxy has stated that shares represented by the proxies given will be voted to elect as directors of the Company the nominees of management hereinafter listed. If any of the nominees should unexpectedly become unavailable for election, the shares represented by the proxies will be voted for a substitute nominee or nominees named by the Board of Directors of the Company or will be voted to fix the number of directors at a lesser number than eight which will reflect the number of nominees available for election.

    The Company's Board of Directors is divided into three classes, the terms of office of which expire in successive years as follows: Class I (current term expires in 1997), Class II (current term expires at the Special Meeting) and Class III (current term expires in 1996). The only directors who will stand for election by the stockholders will be the Class II directors, whose terms of office will not continue after the date of the meeting. Each of the nominees listed below has indicated his willingness to serve if elected, and the Board of Directors does not anticipate that any of them will become unavailable for election. Mr. Gold was previously elected a director of the Company at a meeting of stockholders and Mr. Wathen was previously elected a director of the Company by the Board of Directors.

    The table below sets forth for each nominee for election as a director, and for each director whose term of office will continue after the Special Meeting, such person's name, age and other positions with the Company at the date of this proxy statement, and the year such person was first elected as a director:

                                                                                    YEAR FIRST
   DIRECTOR (AGE) AND POSITION WITH THE COMPANY                                  ELECTED DIRECTOR
------------------------------------------------------------------------------   ----------------
                              Class I--Current Term Expires In 1997

Stephen M. Samberg (50)...............  Chairman of the Board, Chief Executive      1988
                                          Officer and President

Robert M. Rosen* (50).................                                              1983

Warren D. Cole* (36)..................                                              1994

                          Class II--Nominee for a Term Expiring in 1998

George J. Gold (73)...................                                              1966

Raymond L. Wathen (46)................  President--GUESS? Division                  1994

                             Class III--Current Term Expires in 1996

Donald D. Gold (69)...................                                              1966

Ronald S. Hoffman (52)................  Chief Financial Officer and Secretary       1994

Roger A. Williams* (47)...............                                              1994

------------

* Member of the Audit and Compensation Committees

    Set forth below is information regarding the principal occupations of each director during the past five years and other directorships held by each director in public companies.

    Warren D. Cole has been the Executive Vice President and Chief Financial Officer of The Macklowe Organization, a large, privately held real estate investment, development and management company based in New York City.

    George J. Gold had been Chairman of the Board, Chief Executive Officer and Treasurer of the Company, which positions he resigned on March 18, 1994.

    Donald D. Gold had been the Secretary of, and since September 1993, Vice Chairman of the Company, which positions he resigned on March 18, 1994. Until September 1993, Mr. Gold also served as President of the Company.

    Ronald S. Hoffman has been Chief Financial Officer of the Company since July, 1994 and Secretary thereof since October, 1994. Prior to his employment with the Company, Mr. Hoffman was President of North Country Supply, Inc. and so served for two years. From 1990 until 1992, Mr. Hoffman was a financial consultant to clients in financial services and distribution activities. From 1984 until 1990, he served as Chief Financial Officer of ElectroSound Group, Inc.

    Robert M. Rosen has been a partner in the law firm of Lane Altman & Owens, general counsel to the Company.

    Stephen M. Samberg has been President of the Company since September 1993. Mr. Samberg has also been in charge of the Company's men's underwear sales operations since 1988. On March 18, 1994, he was elected Chairman of the Board and Chief Executive Officer of the Company.

    Raymond L. Wathen has served as President of the Company's GUESS? Division since 1993. Between 1987 and 1991, Mr. Wathen served as Executive Vice President of the Arrow Shirt Company, a division of Cluett, Peabody & Co., Inc. From 1991 until 1993, Mr. Wathen was the Executive Vice President of Sara Lee Intimates.

    Roger A. Williams has been the Executive Vice President and Chief Financial Officer of Guess ?, Inc. since March, 1994. From October 1992 to February 1994, he served as Executive Vice President and Chief Financial Officer of The Donna Karan Company. From July 1990 to October 1992, he was Executive Vice President--Operations and Chief Financial Officer of Authentic Fitness Corporation, a company formed in 1990 to acquire substantially all of the Activewear division of Warnaco, Inc. From February 1988 through June 1990, Mr. Williams served as Senior Vice President and Chief Financial Officer of Warnaco, Inc. Mr. Williams serves as a director pursuant to the Agreement with the Guess Group as further described under the heading "Certain Relationships and Related Transactions".

    All executive officers of the Company are directors.

    Executive officers of the Company are elected annually for a term of office expiring at the Board of Directors meeting immediately following the next succeeding Annual Meeting of Stockholders, or until their successors are duly elected and qualified; however, each of the Company's current executive officers is employed under a written employment contract (described below).

    George J. Gold and Donald D. Gold are brothers. None of the other directors or executive officers of the Company are related to each other.

    The Board of Directors held seven meetings during the fiscal year ended February 25, 1995, including regularly scheduled and special meetings, and took action by consent on three other occasions. The Board of Directors of the Company does not have a nominating committee. The Company has established an Audit Committee which approves the scope of, and reviews with the accountants the results of, the annual audit and otherwise reviews and monitors the Company's audit program. The Audit Committee held three meetings during the fiscal year ended February 25, 1995. The Compensation Committee, which administers the Company's 1992 Executive Long Term Stock Option Plan, held one meeting during fiscal 1995 and took action by written consent on three occasions. No director attended less than 75%, in the aggregate, of the Board meetings and meetings of committees on which he served which were held while he was a director or committee member, respectively.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

    Based solely on a review of Forms 3 and 4 and amendments thereto, furnished to the Company during the fiscal year ended February 25, 1995 and Forms 5 and amendments thereto furnished to the Company with respect to the fiscal year ended February 25, 1995, no director, officer or beneficial owner of more than 10% of the Company's equity securities failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the fiscal year ended February 25, 1995 or any previous fiscal year except as follows:

    On October 26, 1994, Messrs. George and Donald Gold each filed a report on Form 4, as required by Section 16(a) of the Exchange Act, related to one transaction in September, 1994, which reports on Form 4 were required to have been filed by October 10, 1994.

EXECUTIVE COMPENSATION

Report of the Compensation Committee on Executive Compensation

    The Compensation Committee of the Board of Directors of the Company has furnished the following report on executive compensation:

Overview

    During fiscal year 1995, the Compensation Committee (the "Committee") consisted of Robert M. Rosen, Ronald S. Hoffman (from April 11, 1994 until July 1, 1994), Roger A. Williams (from August 19, 1994 forward) and Warren D. Cole (from October 10, 1994 forward), each of whom, while serving on the Committee, was a Director of the Company who was not also an executive officer of the Company and who was not eligible for selection as a person to whom stock options or bonus awards might have been granted under the 1992 Plans (described below) or any other discretionary plan of the Company entitling participants to acquire stock or stock options of the Company. Mr. Hoffman was elected to the Board of Directors on April 11, 1994, at which time he was designated a member of the Audit and Compensation Committees. Upon his election as Chief Financial Officer of the Company, Mr. Hoffman resigned from the Audit and Compensation Committees. Mr. Williams was elected to the Board of Directors on August 19, 1994, at which time he was designated a member of the Audit and Compensation Committees. Mr. Cole was elected to the Board of Directors on October 10, 1994, at which time he was designated a member of the Audit and Compensation Committees. As of the date of this proxy statement, Messrs. Rosen, Williams and Cole are members of the Committee.

    The Committee is responsible for reviewing the cash compensation and employment arrangements of the Company's executive officers and for administering the Company's 1992 Long-Term Executive Stock Option Plan and 1992 Executive Performance Benefit Plan.

    At the direction of the entire Board of Directors, the Committee has made compensation decisions intended to place increased emphasis on performance-based compensation. A key strategy has been a reduction in fixed salaries and greater use of awards under the stock option and bonus plans described below.

    Specific compensation arrangements between the Company and most of its senior executives, including the Company's Chief Executive Officer and its other most highly compensated executive officers (the "Named Executives"), are set forth in written employment agreements with terms described below under the caption "Employment Agreements and Change in Control Arrangements." These agreements consist of the following key elements: annual payments of base salary and/or commissions and discretionary awards of stock options and deferred cash bonuses which are generally subject to forfeiture upon departure from the Company.

Base Salaries

    The salary of the previous Chief Executive Officer was set without reference to any objective standard. The maximum annual compensation for the current Chief Executive Officer was set at an amount equal to approximately his annual compensation for each of the previous three years, which compensation consisted entirely of commissions. In recognition of his new duties as Chairman and Chief Executive Officer, the Committee believed that a base salary supplemented by a discretionary bonus was the most appropriate compensation mechanism. Based on this belief, his annual compensation was made payable as a fixed base amount equal to $500,000 (representing approximately 60% of his average annual compensation during the past three years) and a discretionary annual bonus equal to a maximum of $300,000 (representing approximately 40% of his average annual compensation during the past three years). The Compensation Committee did not grant any bonus to the Chief Executive Officer during fiscal 1995.

    Other executive salaries are set at a level commensurate with that paid by similar companies to similarly situated executives. In general, it is the policy of the Company to provide executives with stock options and long term performance-based incentives as a portion of their total compensation packages. Further, in the case of executives whose performance is directly related to certain product lines, such executives' salaries are linked in whole or part to the performance of that product line.

Stock Options

    In fiscal year 1993, the Company adopted the 1992 Executive Long-Term Stock Option Plan pursuant to which employees, officers, directors and consultants of the Company may be granted options to purchase the Company's Common Stock. The plan is intended to give participants the opportunity to obtain a proprietary interest in the Company and a direct stake in its continuing performance, and, therefore, to more closely align the interests of the participants with the interests of the Company and its stockholders. The plan is also intended to provide participants with an incentive for continued employment with the Company.

    During fiscal 1995, awards were made under this Plan with an exercise price at or above market price on the date of grant to all executives of the Company. The number of options awarded to each executive was determined by the Committee based upon its evaluation of the expected effect on the Company's long-term performance of each executive's efforts and continued employment.

Bonus Awards

    In fiscal year 1993, the Company adopted the 1992 Executive Performance Benefit Plan pursuant to which executives and key employees of the Company may earn deferred compensation for achievement of individual or Company-wide sales, earnings or other performance targets as the Committee selects. The amount of each award is determined by the Committee after consideration of the executive's or employee's total compensation, responsibilities and performance, as well as the Company's business plan and prospects.

    In fiscal year 1995, awards were made under this Plan to all executives of the Company. Each award is divisible into five equal installments. Payment of such installments is contingent on the Company's profitability over the next five years. The amount of each such award was determined by the Committee based upon its evaluation of the expected effect on the Company's long-term performance of each executive's efforts and continued employment.

                                          By the Compensation Committee
                                          Robert M. Rosen
                                          Warren D. Cole
                                          Roger A. Williams

COMPENSATION OF DIRECTORS

    Directors, other than those employed by the Company, are paid $5,000 annually and an additional $500 for each Board or committee meeting attended in person.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The law firm of Lane Altman & Owens, of which Robert M. Rosen, a director of the Company and a member of the Compensation Committee, is a partner, is general counsel to the Company. Legal fees for professional services rendered by Lane Altman & Owens to the Company accrued in fiscal 1995 were in the amount of $279,000.

    License fees for the Company's use of certain trademarks of Guess ?, Inc., of which Roger A. Williams, a director of the Company and a member of the Compensation Committee, is Chief Financial Officer, were approximately $220,000 in fiscal 1995.

    There are no other relationships or transactions involving members of the Compensation Committee during the fiscal year ended February 25, 1995 required to be reported pursuant to Item 402(j) of Regulation S-K.

SUMMARY COMPENSATION TABLE

    The Summary Compensation Table shows compensation information for each of the Company's Chief Executive Officers who served as such during the fiscal year ended February 25, 1995 and each of the four other most highly compensated executive officers of the Company during the fiscal years ended February 25, 1995, February 26, 1994 and February 27, 1993.

    The Summary Compensation Table appears on page 7.

OPTION/SAR GRANTS IN FISCAL YEAR ENDED FEBRUARY 25, 1995

    See page 8.

AGGREGATED OPTION/SAR EXERCISES IN FISCAL YEAR ENDED FEBRUARY 25, 1995 AND FISCAL YEAR-END OPTION/SAR VALUES

    See page 8.

LONG-TERM INCENTIVE PLANS--AWARDS IN FISCAL YEAR ENDED FEBRUARY 25, 1995

    See page 9.

REPORT OF COMPENSATION COMMITTEE ON REPRICING OF OPTIONS/SARS

    See page 9.

SUMMARY COMPENSATION TABLE

                                                                             LONG TERM COMPENSATION
                                                                          -----------------------------
                                                                                AWARDS          PAYOUTS
                                                                          -------------------   -------
                                 ANNUAL COMPENSATION          OTHER       RESTRICTED                          ALL
                              --------------------------      ANNUAL        STOCK      OPTIONS/  LTIP        OTHER
   NAME AND PRINCIPAL         FISCAL    SALARY     BONUS   COMPENSATION     AWARDS      SAR     PAYOUTS   COMPENSATION
   POSITION                    YEAR     ($)(4)      ($)        ($)            #          #        ($)       ($)(11)
----------------------------  ------   --------    -----   ------------   ----------   ------   -------   ------------
Stephen M. Samberg..........   1995    $500,000     $ 0     $        0         0       75,000(9)   $ 0      $  3,522
 Chairman of the Board,        1994     803,496(5)  $ 0     $        0         0            0      $ 0      $ 11,560
 Chief Executive Officer,      1993     832,515(5)  $ 0     $        0         0       60,000(10)  $ 0      $  4,526
 President and Director
Ronald S. Hoffman...........   1995    $ 98,077(6)  $ 0     $        0         0       30,000(9)   $ 0      $    606
 Chief Financial Officer,      1994                 $ 0     $        0         0            0      $ 0
 Secretary and Director        1993                 $ 0     $        0         0            0      $ 0
Raymond L. Wathen...........   1995    $199,334(7)  $ 0     $        0         0       37,500(9)   $ 0      $  3,552
 President--GUESS? Division    1994    $234,149(7)  $ 0     $        0         0            0      $ 0      $  5,999
 and Director                  1993    $ 23,077(7)  $ 0     $        0         0            0      $ 0
George G. Gold(1)...........   1995    $      0     $ 0     $        0         0            0      $ 0      $353,527(12)
 Director                      1994    $470,640     $ 0     $   62,249(8)      0            0      $ 0      $ 88,576
                               1993    $571,960     $ 0     $   61,913(8)      0       20,000(10)  $ 0      $103,847
Donald D. Gold(2)...........   1995    $      0     $ 0     $        0         0            0      $ 0      $ 89,272(12)
 Director                      1994    $322,882     $ 0     $   29,000(8)      0            0      $ 0      $ 69,000
                               1993    $365,458     $ 0     $   23,000(8)      0       10,000(10)  $ 0      $ 69,709
Stephen P. Sussman(3).......   1995    $144,000     $ 0     $        0         0       22,500(9)   $ 0      $  3,744
                               1994    $148,846     $ 0     $        0         0            0      $ 0      $  5,652
                               1993    $166,058     $ 0     $        0         0       25,000(10)  $ 0      $  3,582

------------

 (1) Chairman of the Board, Chief Executive Officer and Treasurer through March 18, 1994.

 (2) Vice Chairman and Secretary through March 18, 1994.

 (3) Vice President--Finance through October 10, 1994. Mr. Sussman currently manages the Company's production and distribution facility in Cartersville, Georgia.

 (4) Includes amounts deferred at the election of each of the named executive officers pursuant to the Company's 401(k) Profit Sharing Plan.

 (5) Mr. Samberg's compensation in each of fiscal 1994 and 1993 consisted entirely of commissions based on sales of the Company's mens' undergarments.

 (6) Mr. Hoffman was hired July 1, 1994.

 (7) Mr. Wathen was hired in January, 1993. Compensation in fiscal 1995 and 1994 included commissions based on sales of the Company's GUESS? products.

 (8) Automobile lease payments and related costs, including both personal and business portions thereof.

 (9) The options reflected were awarded pursuant to the Company's 1992 Executive Long-Term Option Plan.

(10) The options reflected were awarded pursuant to the Company's 1992 Executive Long-Term Option Plan. Such options were cancelled in fiscal 1995.

(11) Comprised of 401(k) contributions and life insurance premiums which benefits are payable to the estates of the named executive officers, except where specifically footnoted as pursuant to the Severance Agreement. For fiscal 1995, 401(k) contributions were: Stephen M. Samberg, $11,038; Ronald
     S. Hoffman, $123, Raymond L. Wathen, $5,759; Stephen P. Sussman, $5,200. All other compensation reported for fiscal 1995 hereunder comprised life insurance premiums.

(12) Amounts paid pursuant to the Severance Agreement dated as of March 18, 1994 more fully described hereinbelow.

OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                                                                                      POTENTIAL REALIZABLE VALUE
                             NUMBER OF                                                AT ASSUMED ANNUAL RATES OF
                            SECURITIES     % OF TOTAL                                  STOCK PRICE APPRECIATION
                            UNDERLYING    OPTIONS/SARS                               ----------------------------
                             OPTIONS/      GRANTED TO      EXERCISE                             INDIVIDUAL GRANTS
                               SARS       EMPLOYEES IN     OR BASE      EXPIRATION               FOR OPTION TERM
    NAME                    GRANTED (#)   FISCAL YEAR    PRICE ($/SH)      DATE       5% ($)         10% ($)
--------------------------  -----------   ------------   ------------   ----------   --------   -----------------
Stephen M. Samberg........     75,000(1)      41.67%        $ 5.75        11/10/04   $271,500       $ 687,000

Ronald S. Hoffman.........     30,000(2)      16.67%        $ 5.75        12/30/04   $ 53,400       $ 187,500

Raymond L. Wathen.........     37,500(1)      20.83%        $ 5.75        11/10/04   $135,750       $ 343,500

George J. Gold............          0             0%           N/A             N/A   $      0       $       0

Donald D. Gold............          0             0%           N/A             N/A   $      0       $       0

Stephen P. Sussman........     22,500(1)      12.50%        $ 5.75        11/10/04   $ 81,450       $ 206,100

------------

(1) Options for the purchase of the Company's common stock, par value $.10. Twenty percent of such options become exercisable on 11/10/95; an additional 20% become exercisable on each of 11/10/96, 11/10/97, 11/10/98 and 11/10/99.

(2) Options for the purchase of the Company's common stock, par value $.10. Such options were originally granted on 8/3/94, but were repriced on 12/30/94. See "Report of Compensation Committee on Repricing of Options/SARs," below. Twenty percent of such options become exercisable on 12/30/95; an additional 20% become exercisable on each of 12/30/96, 12/30/97, 12/30/98 and 12/30/99.

AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES (1)

                                                                                 NUMBER OF
                                                                                SECURITIES          VALUE OF
                                                                                UNDERLYING         UNEXERCISED
                                                                                UNEXERCISED       IN-THE-MONEY
                                                                               OPTIONS/SARS       OPTIONS/SARS
                                            SHARES                             AT FY-END (#)      AT FY-END ($)
                                         ACQUIRED ON                           EXERCISABLE/       EXERCISABLE/
    NAME                                 EXERCISE (#)    VALUE REALIZED ($)    UNEXERCISABLE    UNEXERCISABLE (2)
--------------------------------------   ------------    ------------------    -------------    -----------------
Stephen M. Samberg....................         0                 $0               0/75,000            $0/$0

Ronald S. Hoffman.....................         0                 $0               0/30,000            $0/$0

Raymond L. Wathen.....................         0                 $0               0/37,500            $0/$0

George J. Gold........................         0                 $0                    0/0            $0/$0

Donald D. Gold........................         0                 $0                    0/0            $0/$0

Stephen P. Sussman....................         0                 $0               0/22,500            $0/$0

------------

(1) There are currently no outstanding stock appreciation rights.

(2) No outstanding options were in the money at the end of fiscal 1995.

LONG-TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR

    The following table sets forth certain information with respect to awards made in fiscal 1995 to the named executive officers under the Company's 1992 Executive Performance Benefit Plan. Each award relates to the Company's performance during fiscal years 1996 through 2000. The amounts payable under the award are dependent upon the Company's meeting annual pre-tax earnings goals. The threshold amount will be earned each year in which yearly goals are met. Such annual installments may be earned in later years if cumulative pre-tax earnings equal or exceed the sum of yearly goals. The target amount, equal to the maximum amount, will be paid if either the goals for each year are met or if cumulative pre-tax earnings over the performance period equal or exceed the sum of yearly goals. Amounts earned are payable in 2003, in cash; the Company will, however, make advances against one-fifth of each annual installment earned.

                                                                                    ESTIMATED FUTURE
                                                                                        PAYOUTS
                                                      PERFORMANCE                   UNDER NON-STOCK
                                                       OR OTHER                    PRICE-BASED PLANS
                                                     PERIODS UNTIL                 ------------------
                                        NUMBER OF    MATURATION OR    THRESHOLD    TARGET     MAXIMUM
    NAME                                UNITS ($)       PAYOUT           ($)         ($)        ($)
-------------------------------------   ---------    -------------    ---------    -------    -------
Stephen M. Samberg...................    $56,000      FY 1996-2000     $11,200     $56,000    $56,000
Ronald S. Hoffman....................    $22,500      FY 1996-2000     $ 4,500     $22,500    $22,500
Raymond L. Wathen....................    $28,000      FY 1996-2000     $ 5,600     $28,000    $28,000
George J. Gold.......................    $     0               N/A     $     0     $     0    $    0
Donald D. Gold.......................    $     0               N/A     $     0     $     0    $    0
Stephen P. Sussman...................    $16,500      FY 1996-2000     $ 3,300     $16,500    $16,500

REPORT OF COMPENSATION COMMITTEE ON REPRICING OF OPTIONS/SARS

                                                                TEN-YEAR OPTION/SAR REPRICINGS
                                             --------------------------------------------------------------------
                                              NUMBER OF                                               LENGTH OF
                                             SECURITIES    MARKET PRICE     EXERCISE                  ORIGINAL
                                             UNDERLYING    OF STOCK AT      PRICE AT                 OPTION TERM
                                              OPTIONS/       TIME OF        TIME OF        NEW      REMAINING AT
                                                SARS       REPRICING OR   REPRICING OR   EXERCISE      DATE OF
                                             REPRICED OR    AMENDMENT      AMENDMENT      PRICE     REPRICING OR
    NAME                       DATE          AMENDED (#)       ($)            ($)          ($)        AMENDMENT
-----------------------  -----------------   -----------   ------------   ------------   --------   -------------
Ronald S. Hoffman......  December 30, 1994      30,000        $4.625         $ 7.00       $ 5.75    Four years,
                                                                                                    seven months,
                                                                                                    two days

    On December 30, 1994, Mr. Hoffman was granted 30,000 options under the 1992 Executive Long-Term Stock Option Plan with an exercise price of $5.75. On that date the common stock of the Company was trading for $4.625. In connection with such grant, Mr. Hoffman surrendered an equal number of options with an exercise price of $7.00, which had been granted on August 3, 1994. Mr. Hoffman was granted the options with a lower exercise price in order to put him on equal footing with the other executives of the Company, all of whom had previously received options with an exercise price of $5.75. No other stock options or stock appreciation rights have been repriced in the last ten completed fiscal years.

                                          By the Compensation Committee
                                          Robert M. Rosen
                                          Warren D. Cole
                                          Roger A. Williams

PERFORMANCE GRAPH

    In previous years, the Company has presented a graph comparing its performance (as measured by total return on common stock) to an index of all companies classified under the Standard Industrial Classification Manual ("SIC") as manufacturers of men's and boys' furnishings and work clothes (including underwear). The Company has decided for fiscal 1995 and in the future to instead present a graph comparing its performance to that of two indices--companies classified under the SIC as manufacturers of men's and boys' underwear and as manufacturers of women's, misses', children's, and infants' undergarments. The Company believes that these two groups of manufacturers are more similar to, and better represent the potential of, the Company than the broader group, and, therefore, provide a more useful comparison for the stockholders of the Company. It should be noted in reviewing these indices that women's undergarments accounted for approximately 10% of the Company's sales in fiscal 1995.

    In order to allow comparisons to last year's performance graph, the Company presents both graphs this year. Above each graph is a description of the indices used in each graph. Each graph also shows the performance of the American Stock Exchange market index.

                         PERFORMANCE GRAPH (OLD INDEX)

    The performance graph immediately below shows changes over the past five-year period in the value of $100 invested in (1) the Company's Common Stock; (2) the American Stock Exchange market index; and (3) an industry peer group of twenty-four manufacturers of mens' and boys' furnishings and work clothing, namely: Ashworth, Inc., Authentic Fitness Corp., Chic by H.I.S., Inc., Cintas Corp., Farah, Inc., Fila Holdings, Hampton Industries, Inc., Munsingwear, Inc., Nantucket Industries, Inc., Nautica Enterprises, Inc., Orbit International, Inc., Oxford Industries, Phillips-Van Huesen Corp., Quiksilver, Inc., Salant Corp., Sky Scientific, Inc., Sport Haley, Stage II Apparel Corp., Sun Sportswear, Inc., Supreme International Corp., Unitog Company, VF Corp., Warnaco Group, Inc., Winstar Communications. All changes in the composition of this group as compared to last year are due to entry and exit of selected companies from the line of business. One company, Crystal Brands, Inc., is omitted from this group which was a member of last year's group. Sport Haley was not a member of this group last year, but has been added this year. Investments in this industry group are based upon the same time periods as the Company. Fiscal year end values are based on share price appreciation plus dividends, with dividends reinvested on the date they were paid.


                   COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
                         AMONG NANTUCKET INDUSTRIES, INC.,
                      AMEX MARKET INDEX AND SIC CODE INDEX


                          1990    1991      1992      1993     1994     1995
                          ----    ----      ----      ----     ----     ----

Nantucket Industries      100     60.87    182.61    200.00    76.09    95.65
SIC Code Index            100     93.89    158.86    167.55   190.67   192.74
AMEX Market Index         100    101.83    114.38    109.09   127.08   116.57

Assumes $100 invested on March 3, 1990.
Assumes dividend reinvested.
Fiscal year ending February 25, 1995.

                        PERFORMANCE GRAPH (NEW INDICES)

    The performance graph immediately below shows changes over the past five-year period in the value of $100 invested in (1) the Company's Common Stock; (2) the American Stock Exchange market index; (3) an industry peer group of two manufacturers of mens' and boys' underwear and nightwear (SIC Code 2322) consisting of the Company and Munsingwear, Inc.; and (4) an industry peer group of two manufacturers of women's, misses', children's, and infants' undergarments (SIC Code 234), namely: Kleinert's Inc. and Wacoal Company.



                   COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
                         AMONG NANTUCKET INDUSTRIES, INC.,
                    AMEX MARKET INDEX AND SIC CODE INDEXES


                          1990    1991      1992      1993     1994     1995
                          ----    ----      ----      ----     ----     ----

Nantucket Industries      100     60.87    182.61    200.00    76.09    95.65
SIC Code 234              100     74.19     65.51     69.66   107.14    97.92
AMEX Market Index         100    101.83    114.38    109.09   127.08   116.57
SIC Code 2322             100     59.18    171.43    194.01    91.88   118.82

Assumes $100 invested on March 3, 1990.
Assumes dividend reinvested.
Fiscal year ending February 25, 1995.

EMPLOYMENT AND SEVERANCE AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS

    In fiscal 1989, Messrs. George J. Gold and Donald D. Gold (the "Golds") each executed new ten-year employment agreements (the "1989 Agreements") which were to expire on February 27, 1999, and provided for base salaries of approximately $601,000 and $384,000 in fiscal 1994 for George J. Gold and Donald D. Gold, respectively. Such salaries were voluntarily reduced to $471,000 and $323,000 during fiscal 1994. Under the 1989 Agreements, the Company was obligated to transfer to each of the Golds, upon termination of his employment, ownership of whole life insurance policies on each of their lives, with cash values in the amount of approximately $526,000 for George G. Gold and approximately $472,000 for Donald D. Gold, to repay any borrowings by the Company against such policies, and to provide each of the Golds with a severance payment in an amount sufficient to pay all tax liabilities incurred by each of the Golds by virtue of the transfer of ownership of such policies.

    As of March 18, 1994, the Golds resigned their positions as executive officers of the Company and entered into a Severance Agreement with the Company. The Severance Agreement provides for an annual payment to the Golds of approximately $400,000, in the aggregate, for each year of the five year term of the Severance Agreement. The Severance Agreement also provides for the Company to maintain life and health insurance policies for their benefit and to continue paying one-half of each of the Golds' share of the annual payments to his spouse in the event of his death. Pursuant to the Severance Agreement, stock options for 20,000 and 10,000 shares of Common Stock issued to George and Donald Gold, respectively, under the 1992 Long-Term Incentive Stock Option Plan, and bonus awards for maximums of $123,000 and $61,500 made to George and Donald Gold, respectively, under the 1992 Executive Performance Benefit Plan, were cancelled. Further, the Golds agreed to relinquish their rights to receive ownership of the whole life insurance policies on their lives described in the previous paragraph.

    Under the Severance Agreement, the Company is also to provide certain benefits to the Golds in respect of sales of shares of the Company's Common Stock ("Shares") by them during the period September 1, 1994 to August 31, 1996 (the "Resale Period"). Such benefits provide, in general and subject to certain limitations, that, for up to 100,000 Shares in the case of George J. Gold and 60,000 Shares in the case of Donald D. Gold, the Company will pay to the Golds for each Share sold by them for less than $5.00 during the Resale Period, 80% of the lesser of (a) $1.50 and (b) the difference between the sale price per Share and $5.00. Further, the Company will, in general and subject to specific limitations, issue on April 1, 1997 warrants for the purchase of up to 100,000 Shares by George J. Gold and up to 60,000 Shares by Donald D. Gold. The number of such warrants issued to each of the Golds will equal the number of shares sold by him during the Resale Period, subject to the maximums described in the preceding sentence. As to each of the Golds, the aggregate exercise price for the warrants issued to him will equal the aggregate gross proceeds from his sales of Shares during the Resale Period.

    On September 27, 1992, the Company entered into a new sixty-five (65) month employment agreement with Stephen M. Samberg (the "1992 Agreement"), which replaced the five-year contract entered into in 1988 between Mr. Samberg and the Company. Mr. Samberg's compensation during fiscal 1994 was determined pursuant to the 1992 Agreement. The 1992 Agreement provided for basic compensation in the form of commissions at the rate of between 1% and 4% of net sales of men's and boy's fashion underwear, basic underwear, thermal underwear and swim wear, manufactured or sold by the Company to specified customers, and either .25% or 1% of sales of certain women's products depending on whether or not such sales were in excess of specified base sales volumes. As of March 1, 1994, the Company and Mr. Samberg, in connection with Mr. Samberg's election as Chairman of the Board and Chief Executive Officer, entered into a new employment agreement (the "1995 Agreement"). Under the 1995 Agreement, Mr. Samberg's annual base compensation is $500,000 and he is entitled to discretionary bonuses as determined by the Compensation Committee, in an amount not to exceed $300,000 per year. The 1995 Agreement also provides that Mr. Samberg is eligible for the

Company's other compensatory plans and that the Company will provide health and disability insurance for Mr. Samberg and reimburse all reasonable business expenses.

    During fiscal 1993, the Company entered into an employment agreement with Stephen P. Sussman for a term expiring on February 28, 1998, which provides for base salary of $160,000 during calendar 1992, $180,000 for calendar 1993 and annual increases of approximately 5% per year for each year thereafter. Effective April 19, 1993, Mr. Sussman's annual salary was reduced to $144,000 by mutual agreement. The agreement also requires the Company to provide health, life and disability insurance and to reimburse all reasonable business expenses. In the event of the termination of Mr. Sussman's employment by the Company, other than for good cause, or the expiration of the agreement without renewal, the Company will be required to retain Mr. Sussman as a consultant until February 28, 2003 for an annual fee of $40,000, plus benefits comparable to those paid to officers of the Company.

    On July 1, 1994, the Company entered into an employment agreement with Ronald S. Hoffman which provides for annual salary of $150,000. The agreement also provides, as additional contingent compensation, for the grant to Mr. Hoffman under the 1992 Executive Long Term Stock Option Plan of options to purchase 30,000 shares of Common Stock. The agreement also requires the Company to provide health and life insurance and to reimburse all reasonable business expenses.

    As of March 1, 1994, the Company entered into an employment agreement with Raymond L. Wathen for a term of five years. The agreement provides for the following annual compensation: (a) in the first year, the sum of $150,000 and 2% of the net sales of Guess? products during that year; (b) in the second year, the greater of $150,000 or 3% of the net sales of Guess? products in that year, and (c) for each of the remaining three years, 3% of the net sales of Guess? products, subject to a minimum of $150,000 if the net sales of Guess? products in the previous year were at least $5,000,000. The agreement also requires the Company to provide health and life insurance and to reimburse all reasonable business expenses.

    In addition to delineating the duties and responsibilities of each executive employee, the employee's salary and certain fringe benefits, and the circumstances under which employment with the Company may be terminated, the employment agreements for Stephen M. Samberg, Ronald S. Hoffman, Raymond L. Wathen, and Stephen P. Sussman, and the Severance Agreement also contain certain provisions to take effect in the event of a "Change in Control." A "Change in Control" generally is defined to include (i) a merger or consolidation involving the Company pursuant to which less than 75% of the outstanding voting securities or other beneficial interest of the surviving or resulting corporation or other entity is held by the stockholders of the Company other than those stockholders who acquire beneficial ownership of 20% or more of the Company's outstanding stock after the date of each agreement; (ii) the transfer to another corporation (other than a wholly owned subsidiary or a corporation which is at least 75% owned by the Company's stockholders other than those stockholders who acquire beneficial ownership of 20% or more of the Company's outstanding stock after the date of each agreement) of substantially all of the assets of the Company; (iii) the acquisition by any person (other than Guess ?, Inc. and its affiliates) of the beneficial ownership of 20% or more of the Company's then outstanding securities or the acquisition by Guess ?, Inc. and its affiliates of the beneficial ownership of 30% or more of the Company's then outstanding securities; (iv) a change in the composition of the majority of the Board of Directors occurring within 24 months of the acquisition by any person of the beneficial ownership of 10% or more of the Company's then outstanding securities; or (v) the occurrence of any of the trigger events described in Sections 11(a)(ii) or 13(a) of the Company's Shareholders Rights Plan.

    In the event of any such Change in Control, certain specified benefits ("Termination Benefits") are provided for each such executive employee upon termination of his employment by the Company other than for cause, or in the event that he leaves the employ of the Company due to one of the following events: (i) assignment inconsistent with his current status; (ii) distant transfer; (iii) default by the

Company under the employment agreement or other agreement with the employee;
(iv) failure on the part of the Company to provide the employee with substantially similar plan benefits to those in which he had been a participant; or (v), in the case of Messrs. Samberg, Wathen, and Hoffman, inability to effectively discharge his duties due to a Change in Control.

    The amount of Termination Benefits payable to Mr. Samberg is determinable only at the time of termination and is, if such termination is by the Company or by Mr. Samberg following a default by the Company, in addition to any other amounts due under his employment agreement. Cash benefits include (x) three years' base salary (totalling $1,500,000) and (y) either three times the average annual bonus in the preceding three years (or such lesser number of years as have elapsed since the agreement was made) or, if before March 1, 1996, $900,000; the sum of (x) and (y) payable in a lump sum and discounted to present value.

    The amount of Termination Benefits payable to Mr. Wathen is determinable only at the time of termination and is, if such termination is by the Company or by Mr. Wathen following a default by the Company, in addition to any other amounts due under his employment agreement. Cash benefits include (x) in the event that such termination occurs on or after March 1, 1995, but prior to March 1, 1996, the sum of the Executive's annual compensation for the period March 1, 1994 through February 28, 1995 and twelve times three percent (3%) of the average monthly Net Sales of Guess? products during the period March 1, 1995 to the date of such termination, all multiplied by 1.25; (y) in the event such termination occurs on or after March 1, 1996 but prior to March 1, 1997, the sum of Executive's annual compensation in the preceeding two years of the Term multiplied by 1.25; or (z) in the event such termination occurs on or after March 1, 1997, the sum of Executive's annual compensation in the preceding three years of the Term; in each case, payable in a lump sum and discounted to present value. Messrs. Samberg and Wathen, after an event giving rise to Termination Benefits, would also have rights (a) for seven months thereafter, to exercise or be compensated for any stock options or stock appreciation rights; and (b) to the immediate vesting of any unvested equity or deferred compensation rights.

    Termination Benefits payable to Mr. Hoffman would comprise three annual payments of $62,500 and fringe benefits for three years. Termination Benefits payable to Mr. Sussman would equal a lump sum payment of $150,000 in addition to any other amounts due under his employment agreement. The maximum amount of Termination Benefits payable to each of the executives, except Mr. Hoffman, is limited to an amount which would cause such individual not to receive "Excess Parachute Payments" for purposes of Section 280G and 4999 of the Internal Revenue Code.

    With respect to the Golds, in the event that, following such a Change in Control, (a) the Company defaults, in an amount greater than $1,000, in its obligations to pay money to either of the Golds, such of the Golds, in addition to all other benefits under the Severance Agreement, shall be entitled to a lump sum payment of twice the annual payment due him, discounted to its then-present value; or (b) the Company defaults in any other of its oligations to either of the Golds, such of the Golds shall be entitled to a lump sum, discounted to its present value, of the greater of (x) twice the annual payment due him, or (y) the aggregate of the remaining payments due him under the Severance Agreement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth as of June 23, 1995 the beneficial share ownership of each director and executive officer owning Common Stock, and of all officers and directors as a group.

                                                                    AMOUNT AND
                    NAME AND ADDRESS OF                             NATURE OF
                      BENEFICIAL OWNER                         BENEFICIAL OWNERSHIP    PERCENT OF CLASS
------------------------------------------------------------   --------------------    ----------------
George J. Gold..............................................           494,795(1)            16.60%
209 Sterling Road
Harrison, NY 10528
Donald D. Gold..............................................           247,559(1)             8.30%
2107 River Green Drive
Atlanta, GA 30327
Stephen M. Samberg..........................................           220,303(3)(6)          6.92%(7)
105 Madison Avenue
New York, NY 10016
Robert M. Rosen.............................................             9,000(4)           *
101 Federal Street
Boston, MA 02110
Warren D. Cole..............................................            28,300              *
142 West 57th Street
New York, NY 10019
Ronald S. Hoffman...........................................           202,500(5)(6)          6.37%(7)
105 Madison Avenue
New York, NY 10016
Raymond L. Wathen...........................................           200,000(6)             6.27%(7)
105 Madison Avenue
New York, NY 10016
Roger A. Williams...........................................             3,000              *
1444 S. Alameda Street
Los Angeles, CA 90021
All directors and officers as a group (9 persons)...........         1,007,457(6)            31.67%(7)

------------

 * Less than 1%

(1) All such shares are subject to the Nantucket Industries Stock Voting Trust u/i/d March 22, 1994 (the "Voting Trust").

(3) Includes 20,303 shares which are subject to the Voting Trust.

(4) 5,000 of such shares are owned by the Lane & Altman Profit Sharing Trust DTD 11/28/92. Lane & Altman, of which Mr. Rosen is a partner, is general counsel to the Company.

(5) 2,500 of such shares are owned by Mr. Hoffman's wife. Beneficial ownership of all such shares is disclaimed by Mr. Hoffman.

(6) Includes 200,000 shares representing the number of shares of Common Stock into which the shares of Non-Voting Convertible Preferred Stock held by The Samberg Group, L.L.C. may be converted. Messrs. Samberg, Sussman and Wathen and Mr. Hoffman's wife, are members thereof, and, as such, would share dispositive and voting power over such shares. Beneficial ownership of all such shares is disclaimed by Mr. Hoffman.

(7) Calculated on a diluted basis, assuming the conversion into 200,000 shares of Common Stock of the Non-Voting Convertible Preferred Stock held by the Samberg Group, L.L.C.

    In addition, each of the following has reported that it is the beneficial owner of more than 5% of the outstanding Common Stock of the Company.

                                                                    AMOUNT AND
                    NAME AND ADDRESS OF                             NATURE OF
                      BENEFICIAL OWNER                         BENEFICIAL OWNERSHIP    PERCENT OF CLASS
------------------------------------------------------------   --------------------    ----------------
Dimensional Fund Advisors, Inc..............................          176,765(1)              5.93%
1229 Ocean Avenue
Santa Monica, CA
The Samberg Group, L.L.C....................................          200,000(2)              6.29%(3)
105 Madison Avenue
New York, NY 10016
Guess ?, Inc................................................          422,835                14.18%
1444 South Alameda St.
Los Angeles, CA 90021
Guess Group (4).............................................          719,900                24.15%

------------

(1) Dimensional Fund Advisors, Inc. is an investment advisor registered under the Investment Advisors Act of 1940. Of this amount, Dimensional Fund Advisors, Inc., has reported as of January 31, 1995 that it has sole voting power of 110,230 shares.

(2) The Samberg Group, L.L.C. owns 5,000 shares of the Company's Non-Voting Convertible Preferred Stock, which is convertible into 200,000 shares of the Company's Common Stock. Messrs. Samberg, Sussman, and Wathen and Mr. Hoffman's wife are members of The Samberg Group.

(3) Calculated on a diluted basis, assuming the conversion into 200,000 shares of Common Stock of the Non-Voting Convertible Preferred Stock held by the Samberg Group, L.L.C.

(4) The Guess Group comprises Guess ?, Inc. ("Guess?") and those other Reporting Persons set forth in the Schedule 13D dated August 26, 1994 reporting the group's purchase from the Company on August 19, 1994 of 490,000 shares of Common Stock.

Certain Relationships and Related Transactions

    The Company, the Golds, Messrs. Samberg, Sussman, Wathen, Robert Polen (an employee of the Company), and The Samberg Group, L.L.C., a limited liability company organized in Delaware, entered into a Management Agreement as of March 1, 1994, pursuant to which the Company on March 22, 1994 sold 5,000 shares of Non-Voting Convertible Preferred Stock to The Samberg Group for $1,000,000. Such preferred stock is convertible into shares of the Company's Common Stock at the rate of $5.00 per share. Messrs. Samberg, Sussman, Wathen and Polen and Mr. Hoffman's wife are each members of The Samberg Group.

    The Management Agreement also provides that The Samberg Group, Messrs. Samberg, Sussman, Wathen and Polen and the Golds will deposit all their Common Stock into a voting trust. The voting of the shares deposited in said voting trust is controlled by the terms of the trust instrument. Pursuant to the trust instrument, such shares: (a) will be voted in favor of Messrs. Gold and Wathen at the Special Meeting; (b) were voted in favor of Messrs. Samberg, Rosen and Cole at the Special Meeting in lieu of Annual Meeting of Stockholders held October 10, 1994; and (c) will be voted in favor of Donald D. Gold or his designated replacement at the next Annual Meeting of Stockholders. Mr. Rosen serves as the trustee of said voting trust.

    The Management Agreement further provides for the cancellation of all outstanding stock options and incentive awards granted prior to the date thereof to the Golds and Messrs. Samberg, Sussman, Wathen and Polen and the issuance of stock options for 150,000 shares of Common Stock in the aggregate to Messrs. Samberg, Sussman, Wathen and Polen upon terms and conditions determined by the Compensation Committee.

    Pursuant to the Management Agreement, the Severance Agreement described above was entered into by the Golds and the Company, the 1995 Agreement described above was entered into by Mr. Samberg and the Company, and Mr. Wathen's employment agreement, described above, was entered into by Mr. Wathen and the Company.

    On August 19, 1994, the Guess Group bought 490,000 shares of Common Stock pursuant to a Common Stock Purchase Agreement dated August 18, 1994 by and among the Company, the Guess Group and the Samberg Group (the "Agreement"). Consideration paid was $6.00 in cash per share of Common Stock. All shares sold were previously held by the Company as treasury stock.

    The Agreement provides the Guess Group with certain registration rights and, with respect to the issuance of additional stock by the Company, certain rights to purchase additional shares. The Agreement also provides certain restrictions on the ability of the Guess Group to acquire additional voting stock of the Company, to dispose of its Common Stock and to engage in control transactions or proxy solicitations with respect to the Company.

    The Guess Group has designated Roger A. Williams, the Executive Vice President and Chief Financial Officer of Guess?, to serve as a director of the Company, and he has been so elected. The Agreement requires the Company and the Samberg Group to each use its best efforts to cause one individual designated collectively by the Guess Group to be elected a director of the Company at future annual meetings of the Company so long as the Guess Group and their affiliates beneficially own in the aggregate at least the lesser of 490,000 shares of Common Stock or 15% of the outstanding Common Stock.

    As a condition to the Agreement, the Company amended its Share Rights Agreement so that the Guess Group's acquisition of Common Stock would not trigger any defensive measures thereunder. Provisions were made in each executive officer's employment agreement and the Severance Agreement so that such acquisition would not be a "Change in Control" under those agreements.

    The Company is licensed by Guess? to manufacture and sell certain garments under the Guess? trademarks. Such license expires on May 31, 1996 and may be renewed for an additional three years at the Company's option if certain sales volume tests are met. The license fees payable to Guess? for such rights are equal to seven percent of net sales of the licensed products, subject to yearly minimums. In fiscal 1995, such license fees were in the amount of approximately $220,000.

    Additional relationships and related transactions are described above, under the caption "Compensation Committee Interlocks and Insider Participation."

Voting Required, Recommendations of the Board of Directors

    The two candidates receiving the highest numbers of "for" votes shall be elected to the Company's Board of Directors. An abstention shall have the same effect as a vote withheld for the election of directors, and, pursuant to Delaware law, a broker non-vote will not be treated as voting in person or by proxy on any proposal. The affirmative vote of a majority of the shares represented, in person or by proxy, and voting at the Special Meeting (which shares voting affirmatively also constitute at least a majority of the required quorum) is required to set the number of directors constituting the Board of Directors at eight.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" SETTING THE NUMBER OF DIRECTORS CONSTITUTING THE BOARD OF DIRECTORS AT EIGHT AND THE NOMINEES AS CLASS II DIRECTORS.

                           II. SELECTION OF AUDITORS

    The Board of Directors, acting upon the recommendation of the Audit Committee, has appointed, subject to ratification by the stockholders, the firm of Grant Thorton LLP, independent certified public accountants, to audit the consolidated financial statements of the Company and its subsidiaries for fiscal 1996. Representatives of Grant Thorton LLP, the Company's independent certified public accountants, are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and to answer questions from stockholders which are submitted in writing prior to the commencement of the meeting.

    The affirmative vote of a majority of the shares represented, in person or by proxy, and voting at the Special Meeting (which shares voting affirmatively also constitute at least a majority of the required quorum) is required to ratify the Board of Directors' selection. The shares in the Voting Trust will be voted in accordance with the vote of a plurality of all other shares. If the stockholders reject the nomination, the Board of Directors will reconsider its selection.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF GRANT THORTON LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR FISCAL 1996.

FORMER AUDITORS

    KPMG Peat Marwick, previously engaged as the principal accountant to audit the Company's financial statements, resigned, effective August 13, 1993. Such resignation was tendered after the Company notified Peat Marwick that certain of its services had not been satisfactorily performed. The accountant's reports on the Company's financial statements for each of the two prior years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. There were no disagreements with the former accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure during the Company's two fiscal years ending in 1993, and the period from the end of the fiscal year ending in 1993 to August 13, 1993, which disagreements, if not resolved to the satisfaction of the former accountants, would have caused them to make a reference to the subject matter of the disagreements in connection with their report.

    In its August 25, 1993 letter to the Securities and Exchange Commission, KPMG Peat Marwick stated "In response to certain statements made in Nantucket's Form 8-K dated August 13, 1993 and filed with the Securities and Exchange Commission by letter dated August 25, 1993, we notified the Securities and Exchange Commission that we did not agree with Nantucket's statement that KPMG Peat Marwick resigned 'after the Company notified KPMG Peat Marwick that certain of its services had not been satisfactorily performed'. In that letter, we indicated to the Securities and Exchange Commission that 'KPMG tendered its resignation to Nantucket because of a continuing deterioration of professional relationships with Nantucket', and that 'KPMG Peat Marwick did not resign as principal accountant for Nantucket because of notification by Nantucket that certain of our services had not been satisfactory'." Such letter also states "In June 1993, we advised Nantucket that we believed they did not have sufficient internal controls over inventory necessary for Nantucket to develop reliable interim financial statements. We believe this notification to Nantucket constitutes an item that should be reported by Nantucket under Item 304(a)(1)(v)(A) of Regulation S-K. This matter was discussed with a member of the audit committee."

                  III. STOCKHOLDER PROPOSALS AND OTHER MATTERS

    Stockholder proposals intended for inclusion in the proxy material relating to the 1995 meeting of stockholders must be received by the Company at its principal offices not later than May 1, 1996.

    STOCKHOLDERS OR BENEFICIAL OWNERS OF THE COMPANY'S COMMON STOCK MAY OBTAIN A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED FEBRUARY 25, 1995, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. A COPY OF THAT REPORT, INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, MAY BE OBTAINED WITHOUT CHARGE BY DIRECTING A REQUEST THEREFOR TO RONALD S. HOFFMAN, CHIEF FINANCIAL OFFICER, NANTUCKET INDUSTRIES, INC., 105 MADISON AVENUE, NEW YORK, NEW YORK 10016.

    The Board of Directors has no knowledge of any other matters which may come before the meeting and does not intend to present any other matter. If any such other matter should properly be brought before the meeting or any adjournment or adjournments thereof, however, the persons named as proxies will have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their own judgment.

July 7, 1995

                           NANTUCKET INDUSTRIES, INC.

                                  PROXY BALLOT

                    PROXY FOR THE SPECIAL MEETING IN LIEU OF
                 ANNUAL MEETING OF STOCKHOLDERS, AUGUST 2, 1995
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints ROBERT M. ROSEN and RONALD S. HOFFMAN as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below all the shares of common stock of Nantucket Industries, Inc. held of record by the undersigned on June 23, 1995, at the Special Meeting in Lieu of Annual Meeting of Stockholders to be held in the Board of Governors Room, American Stock Exchange Inc., 86 Trinity Place, New York, New York on August 2, 1995 at 12:00 noon, and at any adjournment thereof.

  PLEASE VOTE AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.

Please sign this proxy exactly as your name appears on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, the signature should be that of an authorized officer who should state his or her title.

HAS YOUR ADDRESS CHANGED?               DO YOU HAVE ANY COMMENTS?


---------------------------------       ---------------------------------

---------------------------------       ---------------------------------
                                                                    NNIGM
---------------------------------       ----------------------------

[X] PLEASE MARK VOTES
    AS IN THIS SAMPLE

1.) To set the number of directors constituting the Board of Directors at eight and to elect as directors the following persons:

                      GEORGE J. GOLD AND RAYMOND L. WATHEN

                                     WITH-  FOR ALL
                               FOR   HELD   EXCEPT
                                [ ]   [ ]    [ ]
If you do not wish your shares voted "FOR" a particular nominee, mark the "For All Except" box and strike a line through that nominee's name. Your shares will be voted for the remaining nominee.


2.) To ratify the appointment of Grant Thornton, certified public accountants, to audit the consolidated financial statements of the company and its subsidiaries for fiscal 1995.

                           FOR     AGAINST     ABSTAIN
                           [ ]        [ ]         [ ]

3.) In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


RECORD DATE SHARES:





Please be sure to sign and date this proxy.   Date    Mark box at right if  [ ]
                                                      comments or address
                                                      change have been noted
                                                      on the reverse side of
Shareholder sign here       Co-owner sign here        this card.

DETACH CARD                                                          DETACH CARD

                           NANTUCKET INDUSTRIES, INC.

Dear Shareholder:

Please take note of the important information enclosed with this Proxy Ballot. There are a number if issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the Proxy Ballot to indicate how your shares should be voted. Then sign and date the Ballot, detach it and return it in the enclosed postage paid envelope.

Your proxy must be received prior to the Special Meeting in Lieu of Annual Meeting of Shareholders, on August 2, 1995, in order to be voted at the Meeting.

Thank you in advance for your prompt consideration of these matters.


Sincerely,


Nantucket Industries, Inc.